UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

SCANDIUM INTERNATIONAL MINING CORP.
(Exact name of registrant as specified in its charter)

000-54416
(Commission File Number)

British Columbia, Canada	98-1009717
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1430 Greg Street, Suite 501, Sparks, Nevada, 89431
(Address of principal executive offices) (Zip Code)

(775) 355-9500
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual General Meeting of the holders of common shares of Scandium International Mining Corp. held on June 8, 2016, the shareholders voted on the following matters:

1.	Fixing the Number of Directors at Seven. The shareholders approved the number of directors to be fixed at seven.

For: 98,542,263
Against: 429,623
Not Voted: 2

2.	Election of Directors. The following nominees were elected as directors to serve until the next annual general meeting of the shareholders:

George F. Putnam:	For:	82,889,349
	Withheld:	51,499
	Not Voted:	16,031,040

William B. Harris:	For:	81,611,149
	Withheld:	1,329,699
	Not Voted:	16,031,040

Willem P.C. Duyvesteyn:	For:	82,876,849
	Withheld:	63,999
	Not Voted:	16,031,040

Barry Davies:	For:	82,873,149
	Withheld:	67,699
	Not Voted:	16,031,040

Warren Davis:	For:	82,849,349
	Withheld:	91,499
	Not Voted:	16,031,040

James Rothwell:	For:	82,853,149
	Withheld:	87,699
	Not Voted:	16,031,040

Andrew Greig:	For:	82,879,349
	Withheld:	61,499
	Not Voted:	16,031,040

3.	Appointment of Auditors. The shareholders approved the appointment of Davidson & Company LLP, Chartered Accountants as auditors of the Company at a remuneration to be fixed by the Directors.

For: 98,919,882 Withheld: 52,006 Not Voted: 0

4.

Approval of Executive Compensation. The shareholders approved the compensation awarded by the Company to the named executive officers as described in the disclosures in the proxy statement as required by the rules of the Securities and Exchange Commission.

For: 82,667,649 Against: 273,199 Not Voted: 16,031,040

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Scandium International Mining Corp.
Date	June 10, 2016	(Registrant)

/s/ Edward Dickinson
Edward Dickinson, Chief Financial Officer